UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

Commission File Number:	Commission File Number:	Commission File Number:
333-141703-02	000-23108	033-54804

DISCOVER CARD EXECUTION NOTE TRUST	DISCOVER CARD MASTER TRUST I	DISCOVER BANK
(Exact name of the issuing entity in respect of the Notes as specified in its charter)	(Exact name of the issuing entity in respect of the Series 2007-CC Collateral Certificate)	(Exact name of the sponsor and depositor as specified in its charter)

Delaware	Delaware	Delaware
(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the sponsor and depositor)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	c/o Discover Bank 12 Read’s Way New Castle, Delaware 19720	12 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the sponsor and depositor)

51-0020270

(IRS Employer

Identification No. of the

sponsor and depositor)

(302) 323-7315

(Telephone Number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

Class B(2015-2) Notes. On October 15, 2015, Discover Card Execution Note Trust entered into the Class B(2015-2) Terms Document, dated as of October 15, 2015, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

Class C(2015-1) Notes. On October 15, 2015, Discover Card Execution Note Trust entered into the Class C(2015-1) Terms Document, dated as of October 15, 2015, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

Item 8.01	Other Events

Unregistered Sale of Class B(2015-2) Notes and Class C(2015-1) Notes. On October 15, 2015, Discover Card Execution Note Trust sold $570,000,000 principal amount of the DiscoverSeries Class B(2015-2) Notes and $360,000,000 principal amount of the DiscoverSeries Class C(2015-1) Notes (collectively, the “Notes”) in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The Notes were sold at a discount for $904,073,220, with no applicable underwriting discounts or commissions, and will not bear interest prior to their expected maturity. In connection with this issuance, the investor interest in receivables represented by the collateral certificate issued by the Discover Card Master Trust I that secures the DiscoverSeries Notes was increased by $930,000,000. Discover Card Execution Note Trust paid the net proceeds from the issuance to Discover Bank in exchange for the increase in the investor interest in receivables represented by the collateral certificate.

Increase in Principal Amount of Class D(2009-1) Notes. On October 15, 2015, Discover Bank, pursuant to Section 2.03 of the Note Purchase Agreement (the “Note Purchase Agreement”), dated as of July 2, 2009, among Discover Card Execution Note Trust, as Issuer, Discover Bank, as Depositor, and the purchasers named therein and Section 2.06 of the Class D(2009-1) Terms Document, dated as of July 2, 2009, as the same may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, by and between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association as Indenture Trustee, increased the Outstanding Dollar Principal Amount of the Class D(2009-1) Notes. The increase in the Outstanding Dollar Principal Amount of the Class D(2009-1) Notes was in the amount of $126,818,182, resulting in an Outstanding Dollar Principal Amount of the Class D(2009-1) Notes of $2,644,772,728. The Class D(2009-1) Notes were sold to purchasers in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The Notes were sold at par value for cash, with no applicable underwriting discounts or commissions. In connection with this increase, the investor interest in receivables represented by the collateral certificate issued by the Discover Card Master Trust I that secures the DiscoverSeries Notes was increased by $$126,818,182. Discover Card Execution Note Trust paid the net proceeds from the issuance to Discover Bank in exchange for the increase in the investor interest in receivables represented by the collateral certificate.

Class A(2011-C) Notes. On October 15, 2015, Discover Card Execution Note Trust as Issuer of the DiscoverSeries Class A(2011-C) Notes (the “Class A(2011-C) Notes”), Discover Bank, as Depositor, Beneficiary and Calculation Agent for Discover Card Execution Note Trust, and the committed purchasers and purchaser of the Class A(2011-C) Notes and their agent agreed to cancel the Class A(2011-C) Notes and terminate all of Discover Card Execution Note Trust’s obligations thereunder.

Item 9.01	Exhibit

Exhibit No.	Description

4.1	Class B(2015-2) Terms Document, dated as of October 15, 2015, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

4.2	Class C(2015-1) Terms Document, dated as of October 15, 2015, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

By:	/s/ Michael F. Rickert
Name:	Michael F. Rickert
Title:	Vice President, Chief Financial Officer and Assistant Treasurer

Date: October 15, 2015

INDEX TO EXHIBIT

Exhibit No.	Description

4.1	Class B(2015-2) Terms Document, dated as of October 15, 2015, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

4.2	Class C(2015-1) Terms Document, dated as of October 15, 2015, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.